Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment is made and entered into effective as of January 26, 2009 (the “Effective Date”), between Virtual Radiologic Corporation, a Delaware corporation (the “Company”), and Robert Kill (the “Executive”).

Recitals

WHEREAS, the Company and the Executive are parties to an Employment Agreement, dated as of May 29, 2007, as amended on December 30, 2008 (the “Employment Agreement”) relating to the Executive’s employment as the Company’s President and Chief Operating Officer;

WHEREAS, the Board of Directors of the Company has appointed the Executive to the position of President and Chief Executive Officer, effective as of the Effective Date; and

WHEREAS, the parties hereto desire to amend the Employment Agreement to reflect such appointment, as set forth herein.

Amendment

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                      Title and Reporting Relationship.  All references in the Employment Agreement to the Executive’s official capacity as President and Chief Operating Officer are hereby amended to refer to the Executive’s capacity as President and Chief Executive Officer, and all references to the Company’s Chief Executive Officer with respect to the Executive’s reporting relationship shall be amended to refer to the Company’s Board of Directors.

2.                                      Base Salary.   Section 3 of the Employment Agreement is hereby amended in its entirety to read as follows:

The Company agrees to pay Executive a base salary (the “Base Salary”) at an annual rate of Four Hundred Twenty Thousand Dollars ($420,000), payable in accordance with the regular payroll practices of the Company, but not less frequently than monthly.  Executive’s Base Salary shall be fixed for the Original Employment Term, and thereafter in any Additional Term shall be determined by the Board (or a committee thereof) and may be increased, but not decreased, from time to time by the Board.  The base salary as determined herein from time to time shall constitute “Base Salary” for purposes of this Agreement.

3.                                      Incentive Bonus.  Section 4 of the Employment Agreement is hereby amended in its entirety to read as follows:

During the Employment Term, Executive shall be eligible to participate in the Company’s bonus and other incentive compensation plans and programs for the Company’s senior executives at a level commensurate with his position.  Executive shall have the opportunity to earn an annual target bonus (the “Annual Bonus”) to be determined by and measured against objective financial criteria to be determined by the Board (or a committee thereof) of up to 60% of Base Salary or such greater percentage as may be provided in an annual bonus plan approved by the Board (or a committee thereof), upon the Company’s achievement of financial and operating metrics to be annually determined by the Board (or a committee thereof).   Such annual incentive bonuses are payable to the Executive no later than 60 days following the close of the fiscal year.

4.                                       No Other Amendment.  Except as set forth herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

5.                                       Definitions.  All capitalized terms that are not defined herein shall be as defined in the Employment Agreement.

6.                                       Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment effective as of the date first above written.

VIRTUAL RADIOLOGIC CORPORATION

By:	/s/ Michael J. Kolar
Name:	Michael J. Kolar
Title:	Vice President, General Counsel and Secretary

By:	/s/ Robert C. Kill
Robert C. Kill